REGISTRATION STATEMENT NO. 333-_____
                                    Filed October 8, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           OREGON TRAIL FINANCIAL CORP.
       --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Oregon                                    91-1829481
-----------------------------------             ---------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)


                               2055 First Street
                           Baker City, Oregon  97814
                               (541) 523-6327
                   ----------------------------------------
                   (Address of principal executive offices)


                 Pioneer Bank, FSB Profit Sharing 401(k) Plan
                 --------------------------------------------
                           (Full title of the Plan)


                                                Copies to:
      Dan L. Webber                             Eric S. Kracov, Esquire
      President and Chief Executive Officer     Breyer & Aguggia
      Pioneer Bank, FSB                         1300 I Street, N.W.
      2055 First Street                         Suite 470 East
      Baker City, Oregon  97814                 Washington, D.C.  20005
      (541) 523-6327                            (202) 737-7900
      ------------------------------
      Name, address and telephone
      number of agent for service


                               Page 1 of 5 Pages
                        Exhibit Index Appears on Page 4
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                     Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities       Amount      Proposed Maximum  Proposed Maximum    Amount of
  to be           to be       Offering Price       Aggregate     Registration
Registered      Registered     Per Share(1)    Offering Price(1)      Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value              200,000       $17.00(2)         $3,400,000         $1,030
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $17.00, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of Oregon Trail Financial Corp. (the "Registrant"), as reported on the Nasdaq National Market on October 6, 1997, the last day the stock traded.

(2) 200,000 shares are being registered for issuance pursuant to the Profit Sharing 401(k) Plan ("401(k) Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the 401(k) Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. Pursuant to Rule 416(c), the Registration Statement also covers an indeterminate number of participation interests available thereunder.

                          --------------------

       This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                    -2-
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                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference
------

       The following documents filed with the Commission are incorporated in this Registration Statement by reference:

       (1) the Registrant's Registration Statement on Form S-1 (333-30051) filed June 25, 1997 and amendments thereto;

       (2) the Annual Report on Form 11-K of the Company's Profit Sharing 401(k) Plan for the year ended December 31, 1996; and

       (3) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed August 6, 1997.

       All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

       Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities
------

       Not Applicable

Item 5.     Interests of Named Experts and Counsel
------

       Not Applicable

Item 6.     Indemnification of Directors and Officers
------

       Sections 60.387 to 60.414 of the Oregon Business Corporation Act ("OBCA") set forth circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they may incur in their capacities.

       Article XVIII of the Registrant's Articles of Incorporation provides indemnification that the Corporation shall indemnify and advance expenses to, and maintain indemnification insurance for its directors, officers, agents and employees to the fullest extent provided by the OBCA, even if such acts may be deemed optional under the OBCA.

Item 7.     Exemption From Registration Claimed
------

       Not Applicable

                                    -3-
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Item 8.     Exhibits
------

       The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

       No.                    Exhibit
       --                     -------

       23                Consent of Deloitte & Touche LLP

       24                Power of attorney (see signature pages)

       99.1 Profit Sharing 401(k) Plan (incorporated by reference herein as Exhibit 10.4 to Amendment No. 1 to Form S-1, filed on August 6, 1997)

Item 9.     Undertakings
------

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Oregon Trail Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Baker City, and the State of Oregon the 8th day of October 1997.

                                 OREGON TRAIL FINANCIAL CORP.

                                 By:   /s/ Dan L. Webber
                                       ---------------------------------------
                                       Dan L. Webber
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Dan L. Webber his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Dan L. Webber                            Date:  October 8, 1997
    ------------------------------------
    Dan L. Webber
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ Jerry F. Aldape                          Date:  October 8, 1997
    ------------------------------------
    Jerry F. Aldape
    Senior Vice President, Chief Financial
    Officer and Secretary (Principal Financial
    Officer)

By: /s/ Nadine J. Johnson                        Date:  October 8, 1997
    ------------------------------------
    Nadine J. Johnson
    Vice President and Treasurer/Controller
    (Principal Accounting Officer)

By: /s/ John Gentry                              Date:  October 8, 1997
    ------------------------------------
    John Gentry
    Chairman of the Board

By:                                              Date:  _______ __, 1997
    ------------------------------------
    Albert H. Durgen
    Director

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
By: /s/ Edward H. Elms                           Date:  October 8, 1997
    ------------------------------------
    Edward H. Elms
    Director

By: /s/ John A. Lienkaemper                      Date:  October 8, 1997
    ------------------------------------
    John A. Lienkaemper
    Director

By: /s/ Charles Rouse                            Date:  October 8, 1997
    ------------------------------------
    Charles Rouse
    Director

By:                                              Date:  _______ __, 1997
    ------------------------------------
    Stephen R. Whittemore
    Director

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     The Plan.  Pursuant to the requirements of the Securities and Exchange
Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OREGON TRAIL FINANCIAL CORP.




Date:  October 8, 1997                By:  /s/ Dan L. Webber
                                            --------------------------------
                                            Dan L. Webber
                                            Plan Administrator
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                                  Exhibit 23

                       Consent of Deloitte & Touche LLP
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Deloitte &
 Touche LLP
----------------------    ----------------------------------------------------
                          Suite 3900                 Telephone: (503) 222-1341
                          111 S.W. Fifth Avenue      Facsimile: (503) 224-2172
                          Portland, Oregon 92704-3698



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pioneer Bank, a Federal Savings Bank and subsidiaries, on Form S-8 of our reports dated May 22, 1997, appearing in and incorporated by reference in the Registration Statement as amended as of August 6, 1997 (No. 333-30051) on Form S-1.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
October 7, 1997

---------------
Deloitte Touche
Tohmatsu
International
---------------

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                                  Exhibit 24

                    Power of Attorney (see signature page)
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